                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 7, 2003


                         MANHATTAN PHARMACEUTICALS, INC.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                   0-27282                   36-3898269
(State or Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)           File Number)             Identification No.)


       787 Seventh Avenue, 48th Floor
             New York, New York                                 10019
  (Address of Principal Executive Offices)                    (Zip Code)



       Registrant's telephone number, including area code: (212) 554-4525


          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         As of November 5, 2003, the Registrant completed the private placement of 1,000,000 shares of its newly-designated Series A Convertible Preferred Stock ("Preferred Stock") at a price of $10.00 per share, resulting in gross proceeds of $10,000,000 before payment of placement agent commissions and offering expenses. The offer and sale of the shares of Preferred Stock was made in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Pursuant to the terms of the Preferred Stock, each share of Preferred Stock is convertible by the holders thereof into shares of the Registrant's common stock at a conversion price of $1.10 per share, or approximately 9.1 shares of common stock for each share of Preferred Stock. The Preferred Stock also accrues dividends at the rate of 5 percent per annum payable in semi-annual installments. The dividends are payable in additional shares of Preferred Stock.

         As compensation for the services of two selling agents in connection with the private placement, the Registrant paid an aggregate of $700,000 in commissions, plus $150,000 in non-accountable expenses. The Registrant also issued 5-year warrants to the selling agents to purchase an aggregate of 909,091 shares of common stock exercisable at a price of $1.10 per share.

         The Registrant's press release dated November 10, 2003, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

              (c) Exhibits

                  99.1     Company's press release dated November 10, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MANHATTAN PHARMACEUTICALS, INC.


Date: November 14, 2003         By:  /s/ Nicholas J. Rossettos
                                    --------------------------------------------
                                     Nicholas J. Rossettos
                                     Chief Operating Officer and Chief Financial
                                     Officer

                                  EXHIBIT INDEX

         99.1     Registrant's Press Release dated November 10, 2003.